The Board of Directors
KVH Industries, Inc.
110 Enterprise Center
Middletown, RI 02840

Ladies and Gentlemen:

We consent to the use of our reports incorporated herein by reference.



                              KPMG Peat Marwick LLP



Providence, Rhode Island

July 19, 1996










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